STOCK PURCHASE AND SALE AGREEMENT
                                  (Albuquerque)

         AGREEMENT dated as of December 17, 1996, by and between the individuals named in Section 1.1 below (referred to herein individually as "Seller" and collectively as "Sellers") and HEALTHCARE HEARING CLINICS, INC., a Washington corporation ("Purchaser").

                                    RECITALS

         A. FHC, Inc., a New Mexico corporation (the "Company"), operates an audiology and hearing aid clinic in Albuquerque, New Mexico, which performs testing and evaluation of patients' hearing, prescribes and fits hearing aids, and provides related services and products.

         B. Sellers own all shares of the issued and outstanding capital stock of the Company (the "Shares").

         C. Purchaser is a wholly owned subsidiary of HealthCare Capital Corp., a corporation organized under the laws of the Province of Alberta, Canada ("HCC").

         D Purchaser and Sellers desire that Purchaser acquire ownership of the Company through a purchase of the Shares.


                                      TERMS

         In  consideration  of  the  premises  and  of  the  mutual   covenants,
representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1 OWNERSHIP OF SHARES. The Shares are owned by Sellers as follows:

         SELLERS                                     SHARES       PERCENTAGE

         Jeri S. and Matthew W.F. Smith               537             52.647
         Betty A. and Robert J. Schilling             250             24.510
         Janet B. and Edgar W. Smith                   67              6.569
         Catherine Worth                               53              5.196
         Reathel E. and Herbert F. Lankford            35              3.431
         Sarah-Ellen S. and
         Thomas E. Hinkebein                           34              3.333
         Julie L. and Phillip F. Lankford              20              1.961
         Mary J. Tedrow                                17              1.667
         Martha E. and John R. Schilling                5              0.490

         Jo E. Schilling                                2              0.196
                                                      ---            -------
                                                  1,020               100.00

         1.2 PURCHASE AND SALE OF SHARES. At the Closing (as defined in Section 2.1), on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell and deliver to Purchaser, and Purchaser shall purchase the Shares from Sellers.

         1.3 PURCHASE PRICE. Subject to adjustment as set forth in Sections 1.5 and 1.6 hereof, the purchase price for the Shares (the "Purchase Price") shall be a total of $300,000 payable as provided in Section 1.4 hereof.

         1.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                  (a) At Closing, Purchaser shall pay to Sellers $150,000 allocated as set forth in subsection (c) below by wire transfer to such accounts as Sellers shall designate in writing to Purchaser at least three business days prior to Closing; and

                  (b) At Closing, Purchaser shall deliver to Sellers Purchasers' three year unsecured subordinated promissory notes (the "Notes") in the aggregate principal amount of $150,000 which Notes shall be in the form of SCHEDULE 1.4(B)-A (attached hereto); the principal amount of the Notes for each Seller shall be as set forth in subsection (c) below; the Notes shall be subject to set-off as provided in Section 1.5 hereof and shall be guaranteed by HCC pursuant to a Guaranty in the form of
         SCHEDULE 1.4(B)-B attached hereto.

                  (c) The amounts due Sellers pursuant to subsections 1.4(a) and
         (b) shall be allocated among them as follows:


                                                   CASH                   NOTES                   TOTAL
Jeri S and Matthew
   W.F. Smith                                   $78,970.58            $ 78,970.58             $157,941.16
Betty A. & Robert J. Schilling                   36,764.71              36,764.71               73,529.42
Janet B. & Edgar W. Smith                         9,852.94               9,852.94               19,705.88
Catherine Worth                                   7,794.12               7,794.12               15,588.24
Reathel E. & Herbert F.
 Lankford                                         5,147.06               5,147.06               10,294.12
Sarah-Ellen S. &
 Thomas E. Hinkebein                              5,000.00               5,000.00               10,000.00
Julie L. & Phillip F. Lankford                    2,941.18               2,941.18                5,882.36
Mary J. Tedrow                                    2,500.00               2,500.00                5,000.00
Martha E. & John R. Schilling                       735.29                 735.29                1,470.58
Jo E. Schilling                                     294.12                 294.12                  588.24
                                              ------------           ------------            ------------
                                               $150,000.00            $150,000.00             $300,000.00




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



         1.5 POST-CLOSING ADJUSTMENTS TO NOTES. On the payment dates of the Notes, Purchaser shall pay to the Sellers the respective principal and interest due them less the set-offs (if any) which result from the following provisions.

                  (a) EARN-OUT. The income of the business being acquired from the Company hereunder (the "Business") shall be separately determined for each of the three 12-month periods ending on November 30, 1997, 1998 and 1999 (the "Earn-Out Years"). Such income shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with Purchaser's accounting practices. If for any Earn-Out Year the income of the Business before interest, taxes, depreciation and amortization but after the corporate overhead allocation specified below falls below an amount equal to 20 percent of the net revenues of the Business for such year, then for each dollar of the shortfall one dollar shall be set-off pro rata against the principal and accrued interest due on the Notes. The total maximum reduction on the Notes for any Earn-Out Year, pursuant to this Section 1.5(a), shall be $12,500. For purposes of this Section 1.5(a), "net revenues" shall mean gross revenues less returns and allowances. The corporate overhead allocation to be charged against the Business shall equal 6 percent of its net revenues.

                  (b) ACCOUNTS RECEIVABLE. On the 200th day following the Closing, Purchaser shall set-off pro rata against the principal and interest due on Notes the total amount of accounts receivable reflected on the Statement of Net Working Capital (as defined in subsection 1.6(b) below) net of the allocable portion of the reserve for bad debts, which remain uncollected as of such date. Upon such set-off, the uncollected accounts shall be assigned to Sellers. During such 200-day period, Sellers may participate in the collection process of such accounts receivable.

                  (c) LIABILITIES. To the extent that the Company has long-term liabilities, including any amounts owed to Sellers which will be repaid at Closing pursuant to Section 5.2(b) hereof, in excess of $100,000 as of the Closing date, each dollar of such excess shall be set-off pro rata against the principal amounts of the Notes effective as of the Closing date.

         1.6      NET WORKING CAPITAL ADJUSTMENT.

                  (a) For purposes of this Agreement, "Net Working Capital" shall equal (i) cash, money market accounts, accounts receivable (net of reasonable provisions for doubtful accounts), inventory, prepaid expenses and all other current assets of the Company as of Closing less
         (ii) all current liabilities of the Company as of Closing, including but not limited to liabilities for inventory, office supplies, ordinary compensation payables, employee benefits and taxes (including, but not limited to, accrued paid time off for vacation and sick leave), bonuses (including all related payroll taxes and employee benefits), personal and real property taxes, water, gas, electric and other utility charges, business and other license fees and taxes, merchants' association dues, rental payments under any leases, any customer refunds for hearing aids delivered prior to Closing, and all other operating liabilities (including legal, accounting, and other professional fees and expenses incurred in the ordinary course of business), and vendor accounts payable.

                  (b) As promptly as practicable following the Closing, but in no event later than 45 days thereafter, Sellers and Purchaser shall cooperate in preparing a mutually agreeable statement of the Net Working Capital which shall set forth the computation and components thereof in reasonable detail (the "Statement of Net Working Capital").

                  (c) On the fifteenth day after the date on which the Statement of Net Working Capital is completed (or such earlier date as such statement is mutually agreed upon by Sellers and Purchaser in writing),
         (i) in the event that the Net Working Capital exceeds $15,000, then Purchaser shall pay to Sellers pro rata an amount equal to the excess, or (ii) in the event that Net Working Capital is less than $15,000, then Sellers shall pay to Purchaser, pro rata, the amount of such deficiency.

         The party obligated to make the adjusting payment required pursuant to this paragraph shall have the option either to make the payment in cash or by delivering a promissory note due and payable not more than 180 days after its date, with interest at the rate of 9 percent per annum. If Sellers are obligated to make the adjusting payment, Sellers shall also have the option to request that the amounts they are obligated to pay Purchaser be offset against their respective Notes.

                                   ARTICLE II
                                     CLOSING

         2.1 CLOSING. The closing of the transaction provided for herein (the "Closing") shall occur on December 17, 1996, or on such other date as the parties may mutually agree. The Closing shall take place at such time and place as the parties shall mutually agree.

         2.2 CLOSING TRANSACTIONS. The following actions shall be taken at Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously:

                  (a) DELIVERIES BY SELLERS. Sellers shall deliver to Purchaser:

                                    (i) Certificates representing the Shares;

                                    (ii) An opinion of counsel to Sellers, dated
                  as of the Closing date, substantially in the form of SCHEDULE 2.2(A)(II) attached hereto; and

                                    (iii)  The  stock  and  minute  books of the
                  Company;

                                    (iv) All  consents  required  in  connection
                  with the transactions contemplated hereunder.

                  (b)  DELIVERIES  BY  PURCHASER.  Purchaser  shall  deliver  to
         Sellers:

                                    (i) The  payments  provided  for in Sections
                  1.4(a) and 5.2(b);

                                    (ii) The Notes;

                                    (iii) The Guaranties of HCC; and

                           (iv) An opinion of counsel to Purchaser,  dated as of
                  the Closing date, substantially in the form of SCHEDULE 2.2(B)(III) attached hereto.

                  (c) JOINT DELIVERY. Purchaser and Sellers shall deliver to each other counterparts of the Noncompetition and Confidentiality Agreement provided for in subsection 6.5(a). Purchaser and the Sellers named in Subsections 6.5(b) and (c) hereof shall deliver to each other counterparts of the Employment Agreements provided for in such Subsections.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as otherwise set forth in the Disclosure Statement attached hereto as SCHEDULE III, Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

         3.1      CORPORATE.

                  (a) ORGANIZATION. The Company is a corporation duly organized and existing under the laws of the state of New Mexico.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of 500,000 shares of a single class of common stock, of which 1,020 shares are issued and outstanding. All issued and outstanding Shares have been validly issued and are fully paid and nonassessable and are owned (beneficially and of record) by Sellers as set forth in Section 1.1 hereof free and clear of all liens, claims, and encumbrances whatsoever. The Shares constitute all the outstanding shares of capital stock of the Company. No person has any agreement, option or other right, present or future, to purchase or otherwise acquire any shares of the capital stock of the Company.

                  (c) CORPORATE POWER. The Company has all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as and where such is now being conducted.

                  (d) NO SUBSIDIARIES. The Company does not own an interest in any corporation, partnership or other entity.

                  (e) ARTICLES OF INCORPORATION; BYLAWS. The copies of the Company's articles of incorporation and bylaws which have heretofore been delivered to Purchaser are complete and correct as amended or restated to the date hereof.

                  (f) ASSUMED BUSINESS NAME. To the best of Sellers' knowledge, the Company is authorized to transact business in the state of New Mexico under the assumed business name "Family Hearing Centers."

         3.2 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Sellers pursuant hereto, nor the consummation by the Sellers of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien (as defined in Section 3.18(b)) upon any of the assets of the Company under, any term or provision of the articles of incorporation or bylaws of the Company or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company or the Company's assets or properties or the Shares of the Company may be bound or affected.

         3.3 FINANCIAL STATEMENTS. The Sellers have heretofore delivered to Purchaser the following financial statements of the Company including balance sheets and statements of income (the "Financial Statements"):

                  (a) Financial Statements for the Company's fiscal years ended December 31, 1993, 1994, and 1995; and

                  (b) Financial Statements for the interim period ended October 31, 1996.

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the Company at the dates indicated and results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

         3.4 RECORDS. The books of account of the Company reflect all items of income and expense and the assets, liabilities, and accruals of its business and operations. The minute books and stock transfer records of the Company contain records which are complete and accurate in all material respects of all minutes, consents of shareholders and directors, all corporate actions, and all stock transfers of the Company.

         3.5 ABSENCE OF CERTAIN CHANGES. Since the date of the most recent balance sheet included in the Financial Statements, there has not been:

                  (a)  ADVERSE  CHANGE.  Any  material  adverse  change  in  the
         financial  condition,  assets,  liabilities,   business,  prospects  or
         operations of the Company;

                  (b) DAMAGE. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Company's business or assets;

                  (c) INCREASE IN COMPENSATION. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  (d) LABOR DISPUTES. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

                  (e) COMMITMENTS. Any commitment or transaction by the Company (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (f) DIVIDENDS. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company's capital stock; any stock split; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or any other payment to any Seller as a shareholder;

                  (g) DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of the Company except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment all in the ordinary course of business;

                  (h) INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than changes in the Company's lines of credit in the ordinary course of business, except for loans to the Company by the Sellers which loans shall be treated as provided in Section 5.2(b) hereof;

                  (i) AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (j) LOANS, ADVANCES, OR CREDIT. Any loan or advance or any grant of credit by the Company; or

                  (k) UNUSUAL EVENTS. Any other event or condition specifically related to the Company not in the ordinary course of business which would have a material adverse effect on the assets or the business of the Company.

         3.6 ADVERSE CONDITIONS. There are no conditions known to any Seller with respect to the markets, products, facilities, or personnel of the Company which might materially adversely affect its business or prospects after the Closing other than such conditions as may affect the industry in which the Company participates as a whole.

         3.7 NO LITIGATION. There is no action, suit, arbitration, proceeding, investigation or inquiry pending or to the knowledge of the Sellers threatened against the Company, its directors (in such capacity), its business or any of its assets. SCHEDULE 3.7 identifies all actions, suits, proceedings, investigations and inquiries to which the Company or the Sellers have been a party since January 1, 1990. Neither the Company nor its business or assets are subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.8      COMPLIANCE WITH LAWS.

                  (a) COMPLIANCE. To the best of Sellers' knowledge, the Company (including each and all of its operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole. The Company has not received notice of any violation or alleged violation of, and are not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a material adverse effect upon the assets or the business of the Company taken as whole.

                  (b) LICENSES AND PERMITS. The Company has obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of its business as presently conducted except to the extent failure to do so would not have a material adverse effect upon the assets or the business of the Company taken as a whole. All such licenses, permits, approvals, authorizations and consents are described in SCHEDULE 3.8(B) and are in full force and effect. The Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole.

         3.9 ENVIRONMENTAL COMPLIANCE. Sellers have delivered to Purchaser a copy of every written communication given or received by the Company to or from any environmental agency with respect to the Company or with respect to any property which is now being used or which has heretofore been used by the Company in the operation of its business. Sellers have at all times operated the Company, in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials (as defined below), except for such noncompliance as would not cause a material adverse effect on the Company's business or assets. The Company has not received notice of any administrative or judicial proceeding pursuant to such laws or regulations. There is no basis for the assertion of a valid claim against the Company relating to environmental matters including, without limitation, any claim arising from past or present environmental practices, asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act, as amended from time to time ("RCRA") or any other federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now or at any time hereafter in effect. For purposes of this Section 3.9, the term "Hazardous Materials" means materials defined as "hazardous wastes" or "solid wastes" in CERCLA, RCRA or in any similar federal, state, or local statute, code, rule, regulation, ordinance, order, decree, or other governmental authority as now or at any time hereafter in effect.

         3.10 NO UNDISCLOSED LIABILITIES. Except (a) as described on the Schedules attached hereto as an item which can be reasonably construed as a liability or obligation or (b) items not required to be disclosed on the Schedules by reason of exceptions, exclusions, or other qualifications contained in the representations and warranties of this Agreement, the Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Financial Statements (except for liabilities or obligations which have been incurred in the ordinary course of business since the date of the most recent Financial Statements) in a manner consistent with past practice; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         3.11     TAX MATTERS.

                  (a) Except with respect to Taxes (as defined  below) for which adequate reserves are included in the Financial Statements, the Company has timely paid all federal, state, county, local and foreign taxes, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, withholding taxes, property taxes, import duties, and all other taxes of any nature whatsoever and however denominated together with all penalties, additions to tax, interest, assessment or other damages imposed thereon with respect to the Company (collectively, "Tax" or "Taxes") required to be paid or deposited by the Company through the Closing. For purposes of this Section 3.11(a), timely payment shall include payment in accordance with any available extensions and recording of balances due as trade payable.

                  (b) The Company has filed on or before the applicable due date (including extensions) all tax returns which it is required to have filed through the date hereof and has timely paid all amounts shown as payable thereon, as well as any deficiencies or other additional amounts subsequently assessed by any taxing authority with respect to each such tax return. All such returns are true, correct and complete in all material respects.

                  (c) The Company has not waived any statute of limitations in respect of Taxes of the Company or agreed to any extension of time with respect to a Tax assessment or deficiency of the Company, and the assessment of any additional Taxes of the Company with respect to periods for which returns have been filed is not expected.

                  (d) There are no proposed deficiencies or unresolved claims concerning the Company's liability for Taxes.

                  (e) All federal and state income tax returns (including all attachments and amendments thereto) of the Company for all taxable years for which the limitation periods (including any extensions or waivers thereof) applicable to deficiencies have not expired have been made available to Purchaser.

                  (f) Complete and correct copies of the Company's federal and New Mexico income tax returns for 1993, 1994, and 1995 have been delivered by the Sellers to Purchaser.

         3.12 PRODUCT WARRANTY. Set forth in SCHEDULE 3.12 is a true, correct and complete copy of the Company's standard warranty or warranties for sales of its products.

         3.13 PRODUCT LIABILITY. No action is pending or, to the knowledge of Sellers, threatened against or involving the Company relating to any product alleged to have been sold by the Company and alleged to have been defective, or improperly designed or manufactured.

         3.14 INSURANCE. The Company maintains policies of fire, liability, product liability, malpractice, workers compensation, health and other forms of insurance with such coverage limits and deductible amounts as have been disclosed to Purchaser. A summary description of the Company's coverage and effect is attached as SCHEDULE 3.14. The Company has received no notification of cancellation, modification or denial of renewal of any material policies of fire, product liability, malpractice or other forms of insurance.

         3.15 SUPPLIERS. The Company has received no notice of termination or an intention to terminate the relationship with the Company, from any material supplier.

         3.16 PATENTS; TRADEMARKS; ETC. Set forth in SCHEDULE 3.16 is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the Company now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in SCHEDULE 3.16 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. To the best of Sellers' knowledge, the Company is not infringing and has not infringed on any Trade Rights of another in the operation of its business, nor to the knowledge of the Sellers is any other person infringing on the Trade Rights of the Company. The Company has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the Company. The Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in SCHEDULE 3.16, to the knowledge of Sellers, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company. To the knowledge of Sellers, all Trade Rights of the Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company.

         3.17     CONTRACTS AND COMMITMENTS.

                  (a)      LEASES.

                           (i) Set forth in SCHEDULE 3.17(A)(I) is a list of all
                  real and personal property leases (the "Leases") to which the Company is party. Complete and correct copies of each lease listed on the schedule, and all amendments thereto, have heretofore been delivered to Purchaser. The Leases are currently in full force and effect.

                           (ii) The Company is not in default  under the Leases;
                  to the knowledge of Sellers, there are no defaults by the lessors under any of the Leases; and no event has occurred which with the passage of time or the giving of notice would constitute a default under any of the Leases. The Company has not knowingly waived any rights under any of the Leases.

                  (b) PURCHASE COMMITMENTS. Set forth in SCHEDULE 3.17(B) is a list of all agreements (written or oral) between the Company and third parties for the purchase of goods and supplies by the Company which individually call for the payment by the Company after the date hereof of more than $5,000 or which obligate the Company for a period extending over a period of more than 90 days after the Closing date. Complete and correct copies of all such written agreements have heretofore been delivered to Purchaser.

                  (c) SALES COMMITMENTS. Set forth in SCHEDULE 3.17(C) is a list and description of all presently effective agreements (written or oral) between the Company and third parties for the distribution and sale of its products. Complete and correct copies of all such written contracts have heretofore been delivered to Purchaser.

                  (d) CONTRACTS WITH SELLERS AND CERTAIN OTHERS. Except for the debentures and promissory notes owed by Company to Sellers and the employment relationships which exist between certain of the Sellers and the Company, the Company has no agreement, understanding, contract or commitment (written or oral) with any Seller, or any relative of a Seller.

                  (e) COLLECTIVE BARGAINING AGREEMENTS. The Company is not party to any collective bargaining agreement with any union.

                  (f) LOAN AGREEMENTS. Except as set forth on SCHEDULE 3.17(F), the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatories, guarantors or otherwise.

                  (g) GUARANTEES. Except as disclosed herein, the Company has not under any instrument which is presently effective guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (h) RESTRICTIVE AGREEMENTS. The Company is not party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting them from carrying on its business anywhere in the world.

                  (i) OTHER MATERIAL CONTRACTS. The Company is not a party to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of $5,000, or involving performance over a period of more than 90 days, or which is otherwise individually material to the operations of the Company, except as set forth in SCHEDULE 3.17(I).

                  (j) NO DEFAULT. The Company is not in default under any lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company's obligations or result in the creation of any Lien (as defined in Section 3.18(b) below) on any of the assets owned, used or occupied by the Company. To the knowledge of the Sellers, no third party is in default under any lease, agreement, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         3.18     TITLE TO AND CONDITION OF PROPERTIES.

                  (a) REAL PROPERTY. The Company does not own any interest in any real property other than its lessee<018>s interests under the real property leases referred to in Section 3.17(a)(i) hereof.

                  (b) ITEMS OF TANGIBLE PERSONAL PROPERTY. Set forth on SCHEDULE 3.18(B) is a list of all items of tangible personal property owned by the Company with an individual value of $100 or more. Except as set forth on SCHEDULE 3.18(B), the Company has good and marketable title to all its assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"). All the Company's tangible assets are located at its business premises and all tangible assets located at such premises are owned by the Company except for leased property described in SCHEDULE 3.17(A)(I).

                  (c) CONDITION. All the Company's tangible assets are, taken as a whole, in good operating condition and repair, normal wear and tear excepted.

                  (d) LAND USE REGULATIONS.  To the best of Sellers'  knowledge, there are no condemnation, environmental, zoning, land use, or other regulatory proceedings, pending or, to the knowledge of the Sellers, planned to be instituted, that could detrimentally affect the ownership, use, or occupancy of the real property presently occupied by the Company or the continued operation of the Company's business as they are presently being conducted.

         3.19  EMPLOYEE  BENEFIT  PLANS.  Set  forth  in  SCHEDULE  3.19,  is  a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes", severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Purchaser. The Company is in compliance with and has made all payments due under all Employee Plans/Agreements and with respect thereto the Company is in compliance with all applicable federal and state laws and regulations. The

Company is not a contributor to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         3.20 EMPLOYMENT COMPENSATION. Set forth in SCHEDULE 3.20 is a true and correct list of:

                  (a) All employees to whom the Company is paying compensation; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range; and

                  (b) All amounts owed to employees of the Company (including the Sellers) for accrued sick pay, vacation pay, and bonus pay.


         3.21 KEY EMPLOYEES; BANK; ETC. Set forth in SCHEDULE 3.21 is a list showing:

                  (a) The names of all the Company's officers and directors;

                  (b) The name of each bank at which the Company has (i) an account and the numbers of all accounts, (ii) a line of credit, or
         (iii) a safe deposit box and the name of each person authorized to draw thereon or have access thereto; and

                  (c) The name of each person holding a power of attorney from the Company and a summary of the terms thereof.

         3.22 ACCOUNTS RECEIVABLE. Each of the accounts receivable of the Company (a) arose from a bona fide sale in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in the Company's business and the collection practices used with respect thereto have been in all respect legal and proper and (c) was entered into, and credit granted pursuant thereto, consistent with the Company's historical credit policies and practices. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected on the Financial Statements are adequate and were calculated consistent with past practice.

         3.23 INVENTORY. The inventories of the Company are of a quality and quantity usable and salable in the ordinary course of business, have a commercial value at least equal to the value shown on the Company's books of account.

         3.24 DISCLOSURE. To the best of Sellers' knowledge, no representation or warranty by the Sellers in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Sellers pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Sellers as follows:

         4.1      CORPORATE.

                  (a) ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the laws of the state of Washington. Purchaser is a wholly owned subsidiary of HCC.

                  (b) CORPORATE POWER. Purchaser has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                  (c) AUTHORIZATION. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by HealthCare pursuant hereto in the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of HealthCare. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Purchaser pursuant hereto will constitute, valid and binding agreements of Purchaser, enforceable in accordance with their respective terms.

                  (d) QUALIFICATION.  Purchaser is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

         4.2 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, nor the consummation by Purchaser of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of Purchaser under, any term or provision of the Articles of Incorporation or By-laws of Purchaser or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Purchaser is a party or by which Purchaser or any of its assets or properties may be bound or affected.

         4.3 DISCLOSURE. No representation or warranty by Purchaser in this Agreement nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Purchaser pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                    ARTICLE V
                                    COVENANTS

         5.1      COVENANTS OF SELLERS.

                  (a) ACCESS TO INFORMATION AND RECORDS. The Sellers agree that during the period after the date hereof and prior to the Closing, Purchaser, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company for the purpose of such inspection, investigation and testing as Purchaser deems appropriate (and Sellers shall furnish or cause to be furnished to Purchaser and its representatives all information with respect to the business and affairs of the Company as Purchaser may reasonably request); (ii) reasonable access to employees and agents of the Company for such meetings and communications as Purchaser reasonably desires; and (iii) with the prior consent of the Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with the Company.

                  (b) CONDUCT OF BUSINESS PENDING THE CLOSING. The Sellers agree that from the date hereof until the Closing, except as otherwise approved in writing by Purchaser:

                           (i) NO CHANGES. The Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

                           (ii) MAINTAIN ORGANIZATION.  The Company will use its
                  best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Company and to preserve the business organization of the Company intact, to keep available to Purchaser the present officers and employees of the Company, and to preserve for Purchaser its present relationships with suppliers and customers and others having business relationships with the Company.

                           (iii) NO BREACH. The Company will use its best efforts to avoid any act, or any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Sellers.

                           (iv) NO MATERIAL CONTRACTS. No contract or commitment
                  will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice.

                           (v) NO CORPORATE CHANGES. The Company shall not amend
                  its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock; the Company shall not grant any option or other right to acquire any share of its authorized capital stock;

                           (vi) MAINTENANCE OF INSURANCE. The Company shall maintain all of its insurance in effect as of the date hereof or replace such insurance with comparable coverage and shall procure such additional insurance as shall be reasonably requested by Purchaser at Purchaser's expense.

                           (vii) MAINTENANCE OF PROPERTY. The Company shall use,
                  operate, maintain and repair all its assets and properties in a normal business manner consistent with the Company's past practices.

                           (viii) INTERIM  FINANCIALS.  The Company will provide
                  Purchaser with interim monthly financial statements and other management reports as and when they are available.

                           (ix) NO  DIVIDENDS.  The Company shall not declare or
                  pay any dividend (whether in cash, stock or property) or make any other distribution to the Sellers, except for the repayment of loans made by the Sellers to the Company.

                           (x) COMPENSATION.  The Company shall not increase the
                  compensation or benefits of any of its employees nor make any other change in the terms of their employment.

         5.2      COVENANTS OF PURCHASER.

                  (a) RELEASE OF SELLERS' PERSONAL GUARANTEES. Certain Sellers have provided personal guarantees or have otherwise become individually liable with respect to certain leases, line of credit agreements, purchase agreements with manufacturers, or other agreements for the benefit for the Company, including, without limitation, those described on SCHEDULE 5.2(A). Following the Closing, Purchaser will use its best efforts to obtain the release of the Sellers from all such personal liabilities. To the extent that any such release cannot be obtained, Purchaser will indemnify and hold the Sellers harmless with respect to any loss, cost, or expense the Sellers may incur as a result of not being released. Notwithstanding any other provision of this Agreement, Sellers may cancel as of the Closing date any continuing guaranties with respect to future purchases by the Company.

                  (b) REPAYMENT OF SELLERS' LOANS. As of the date hereof, the Company is indebted to the Sellers as set forth on SCHEDULE 5.2(B). Notwithstanding any other provision of this Agreement, the Sellers shall have the option, prior to the Closing, to (i) contribute such indebtedness to the capital of the Company or (ii) cause the Company to repay such indebtedness to the extent the Company has funds available for such purpose. In the event any indebtedness of the Company to the Sellers remains unpaid as of the Closing date, Purchaser shall pay or contribute sufficient funds to the Company to permit the Company to repay such indebtedness in full at the Closing.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Each and every obligation of Purchaser to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Purchaser) of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by the Sellers in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Sellers pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         6.2 COMPLIANCE WITH AGREEMENT. The Sellers shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing, including the delivery of the closing documents specified in
Section 2.2(a) hereof.

         6.3 ABSENCE OF SUIT. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against Purchaser, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of Purchaser shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding Purchaser will be unable to retain substantially all the practical benefits of the transaction to which it is entitled under this Agreement.

         6.4 APPROVALS; CONSENTS. All consents, permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by Sellers for the consummation of the transactions contemplated by this Agreement shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial conditions, assets, reserves or operations of the Company taken as a whole.

         6.5      AGREEMENTS.

                  (a) NONCOMPETITION AND CONFIDENTIALITY AGREEMENT. Sellers shall have executed and delivered to Purchaser a Noncompetition and Confidentiality Agreement substantially in the form attached hereto as
         SCHEDULE 6.5(A).

                  (b)  EMPLOYMENT  AGREEMENT.  Matthew  W.F.  Smith  shall  have
         executed  and   delivered  to   Purchaser   an   Employment   Agreement
         substantially in the form of SCHEDULE 6.5(B) hereto;

                  (c)  EMPLOYMENT  AGREEMENT.  Jeri  Schilling  Smith shall have
         executed  and   delivered  to   Purchaser   an   Employment   Agreement
         substantially in the form of SCHEDULE 6.5(C) hereto.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

         Each and every obligation of the Sellers to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by the Sellers) of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by Purchaser in this Agreement, or in any instrument, list, certificate or writing delivered by Purchaser pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 COMPLIANCE WITH AGREEMENT. Purchaser shall have in all material respects performed and complied with all of Purchaser's agreements and obligations under this Agreement which are to be performed or complied with by Purchaser prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(b) hereof.

         7.3 ABSENCE OF SUIT. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against Purchaser, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of the Sellers shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Sellers will be unable to retain substantially all the consideration to which they are entitled under this Agreement.

         7.4      EMPLOYMENT AGREEMENT.

                  (a) Purchaser shall have executed and delivered to Matthew W.F. Smith an Employment Agreement substantially in the form of
         SCHEDULE 6.5(B) hereto.

                  (b) Purchaser shall have executed and delivered to Jeri Schilling Smith an Employment Agreement substantially in the form of
         SCHEDULE 6.5(C) hereto.

         7.5  HCC   GUARANTIES.   Purchaser  shall  have  delivered  to  Sellers
guaranties in the form of SCHEDULE 7.5 attached hereto respecting the payment of the Notes executed on behalf of HCC.

                                  ARTICLE VIII
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         8.1      INDEMNIFICATION BY THE SELLERS.

                  (a) The Sellers hereby agree to indemnify, defend, and hold Purchaser (and its directors, officers, shareholders, employees, affiliates, agents and assigns) harmless from and against all Claims (as defined below) asserted against, resulting to, imposed upon, or incurred by Purchaser directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Sellers contained in or made pursuant to this Agreement or in any of the documents delivered pursuant hereto, or (b) the non-performance or breach of any covenant, term or provision to be performed by the Sellers contained in this Agreement or in any of the documents delivered pursuant hereto. The indemnification obligation of Sellers hereunder is with respect to the full amount of the Claims (as defined below). As used in this Article VIII, the term "Claim" shall include any and all losses, liabilities, damages, deficiencies, assessments, judgments, awards, settlements, costs, and expenses including without limitation penalties, court costs, and attorney fees and expenses at trial and on appeal. Notwithstanding the foregoing:

                           (i) each Seller shall be responsible for indemnifying
                  Purchaser only for such Seller's pro rata share of any Claim; and

                           (ii) no Seller shall be responsible for  indemnifying
                  Purchaser in the aggregate for any amount in excess of the portion of the Purchase Price received by such Seller.

                  (b) Notwithstanding paragraph (a) above, Purchaser shall not have the right to indemnification with respect to Claims arising from the inaccuracy or breach of any representation or warranty of Sellers to the extent that Purchaser had actual knowledge of such inaccuracy or breach prior to Closing.

                  (c) Purchaser may, at its option, offset, by notice to Sellers, any amount due from Sellers pursuant to the indemnification provisions of this Agreement against any payment due to Sellers under the Notes, any non-compete agreement, or otherwise. If Sellers disputes the validity of the offset, the matter shall be resolved by arbitration under Section 9.12. Any undisputed portion shall be paid to the obligee.

         8.2 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify, defend, and hold harmless the Sellers from and against all Claims asserted against, resulting to, imposed upon, or incurred by the Sellers directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement or in any of the documents delivered pursuant hereto, or (b) the non-performance or breach of any covenant, term or provision to be performed by Purchaser contained in this Agreement or in any of the documents delivered pursuant hereto. The indemnification obligation of Purchaser hereunder is with respect to the full amount of the Claims.

         8.3 NOTICE; DEFENSE OF CLAIMS. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         8.4 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the parties in this Agreement are made only as of the date of this Agreement but will survive the consummation of the transactions contemplated by this Agreement for a period ending 90 days after the second fiscal year end (July 31) of Purchaser which occurs after the Closing (except for the representations and warranties of the Sellers set forth in Section 3.11 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by the Company for all periods ended on or before the Closing) after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1      TERMINATION.

                  (a) RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                           (i) By mutual written agreement of the parties, or

                           (ii) By either Purchaser or the Sellers if the Closing shall not have occurred on or before the 90th day after the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

                  (b)      TERMINATION FOR BREACH.

                           (i) TERMINATION BY PURCHASER. If there has been a material breach by the Sellers of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by Purchaser, then Purchaser may, by written notice to Sellers at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 9.1(b)(iii) hereof.

                           (ii) TERMINATION BY SELLERS. If there has been a material breach by Purchaser of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Sellers, then the Sellers may, by written notice to Purchaser at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 9.1(b)(iii).

                           (iii) EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 9.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

         9.2 WAIVER. Sellers or Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this
Section 9.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

         9.3 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable and any purported assignment shall be null and void. Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

         9.4 DOLLARS. "Dollars" and "$" mean lawful money of the United States of America, which shall be legal tender on the date of payment for all public and private debts.

         9.5 BROKERS AND FINDERS. Sellers on the one hand and Purchaser on the other, each agree to indemnify and hold the other harmless from and against any claim made for a broker<018>s or a finder's fee or other similar compensation (and all related costs and expenses) asserted against an indemnified party which arises out of or results from an action taken by an indemnifying party.

         9.6 HEADINGS; SEVERABILITY. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

         9.7 SCHEDULES. The Schedules are a part of this Agreement as if fully set forth herein.

         9.8 DISCLOSURES AND ANNOUNCEMENTS. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Sellers or Purchaser shall be subject to the approval of the other in all essential respects, except that the Sellers' approval shall not be required as to any announcements or filings Purchaser may be required to make under applicable laws or regulations.

         9.9 CONFIDENTIAL INFORMATION. Following the Closing, Sellers shall use their best efforts to cause all of their agents, officers, directors and employees to treat and safeguard all Confidential Information concerning the Business and, except as required by law, agree not to disclose or reveal any Confidential Information to any third party or otherwise use such Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information of a valuable, proprietary and confidential nature relating directly to the Business, asset lists and valuations of any kind, customer lists, trade secrets, formulae, methods or processes, channels of distribution, pricing policies and records. The term "Confidential Information" does not include information that (a) is or becomes generally available to the public other than through any disclosure by the Sellers or is a recognized standard industry practice; or (b) becomes available subsequent to the date hereof to Sellers on a non-confidential basis from a source other than Purchaser or from records of the business.

         9.10 EXPENSES. Sellers agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by Company including, without limitation, all fees of counsel and accountants; and Purchaser agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants.

         9.11 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

         If to Purchaser:    HealthCare Hearing Clinics, Inc.
                             111 S.W. Fifth Avenue, Suite 2390
                             Portland, Oregon 97204
                             Attn:  President
                                    Personal & Confidential
                             Facsimile: (503) 225-9309

         with a copy to:     Miller, Nash, Wiener, Hager & Carlsen
                             111 S.W. Fifth Avenue, Suite 3500
                             Portland, Oregon 97204
                             Attn: G. Todd Norvell
                             Facsimile: (503) 224-0155

         If to Sellers:      Matthew W.F. Smith and Jeri Schilling Smith
                             8400 Menaul N.E., Suite F
                             Albuquerque, New Mexico 87112
                             Personal & Confidential
                             Facsimile: (505) 271-9505
         with a copy to:     William J. Darling & Associates P.A.
                             2716 San Pedro NE, Suite A
                             Albuquerque, New Mexico 87110
                             Attn: William J. Darling
                             Facsimile: (505) 883-2873

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

         9.12     RESOLUTION OF DISPUTES.

                  (a) ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Albuquerque, New Mexico, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 9.12. Notwithstanding the foregoing, Purchaser, in its discretion, may apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the provisions of the Sellers under any noncompetition and confidentiality agreements executed pursuant to this Agreement.

                  (b) ARBITRATORS. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed Fifty Thousand Dollars ($50,000), then the panel to be appointed shall consist of three neutral arbitrators, otherwise one neutral arbitrator.

                  (c) PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The Sellers and Purchaser hereby submit to the in personam jurisdiction of the federal and state courts in New Mexico for the purpose of confirming any such award and entering judgment thereon.

                  (f) CONFIDENTIALITY. All proceedings under this Section 9.12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 9.12 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         9.13 GOVERNING LAW. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the state of New Mexico, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         9.14 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         9.15 ENTIRE AGREEMENT. This Agreement (including the Schedules) and the agreements, certificates and other documents delivered pursuant hereto contain the entire agreement between the parties hereto. All parties collaborated in the preparation of this Agreement and it has been reviewed by attorneys for each party. No one party should be considered the author of any specific language for purposes of legal presumptions.

         9.16 FURTHER ASSURANCES. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments, or conveyances of any kind that may be reasonable necessary or desirable to carry out any of the transactions contemplated hereunder.

         9.17 SELLERS ACTION. Whenever in this Agreement the Sellers are given the discretion to take or not to take any action, the decision of the Sellers shall be made pursuant to the vote of the Sellers holding a majority of the Shares.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

                                    PURCHASER:

                                    HEALTHCARE   HEARING   CLINICS,    INC.,   a
                                    Washington corporation


                                    By:/S/  BRANDON M. DAWSON  Brandon M. Dawson
                                    President SELLERS:


/S/ MATTHEW W.F. SMITH                    /S/ ROBERT J. SCHILLING
Matthew W.F. Smith                        Robert J. Schilling


/S/ JERI SCHILLING SMITH                  /S/ BETTY A. SCHILLING
Jeri Schilling Smith                      Betty A. Schilling


/S/ EDGAR W. SMITH                        /S/ JANET B. SMITH
Edgar W. Smith                            Janet B. Smith


/S/ CATHERINE WORTH                       /S/ HERBERT F. LANKFORD
Catherine Worth                           Herbert F. Lankford


/S/ REATHEL E. LANKFORD                   /S/ THOMAS E. HINKEBEIN
Reathel E. Lankford                       Thomas E. Hinkebein


/S/ SARAH-ELLEN S. HINKEBEIN              /S/ PHILLIP F. LANKFORD
Sarah-Ellen S. Hinkebein                  Phillip F. Lankford


/S/ JULIE L. LANKFORD                     /S/ MARY J. TEDRO
Julie L. Lankford                         Mary J. Tedrow


/S/ JOHN R. SCHILLING                     /S/ MARTHA E. SCHILLING
John R. Schilling                         Martha E. Schilling


/S/ JO E. SCHILLING
Jo E. Schilling

                 SCHEDULES TO STOCK PURCHASE AND SALE AGREEMENT


Schedule 1.4(b)-A                Note
Schedule 1.4(b)-B                Guaranty

Schedule 2.2(a)(ii)              Opinion of Sellers' Counsel
Schedule 2.2(b)(iii)             Opinion of Purchaser's Counsel

Schedule III                     Disclosure Statement

Schedule 3.7                     No Litigation
Schedule 3.8(b)                  Licenses and Permits
Schedule 3.12                    Product Warranty
Schedule 3.14                    Insurance
Schedule 3.16                    Patents, Trademarks, etc.
Schedule 3.17(a)(i)              Real and Personal Property Leases
Schedule 3.17(b)                 Purchase Commitments
Schedule 3.17(c)                 Sales Commitments
Schedule 3.17(f)                 Loan Agreements
Schedule 3.17(i)                 Other Material Contracts
Schedule 3.18(b)                 Personal Property
Schedule 3.19                    Employee Benefit Plans
Schedule 3.20                    Employment Compensation
Schedule 3.21                    Key Employees, Bank, Etc.

Schedule 5.2(a)                  Sellers' Personal Guarantees
Schedule 5.2(b)                  Sellers' Loans

Schedule 6.5(a)                  Noncompetition and Confidentiality Agreement
Schedule 6.5(b)                  Employment Agreement - Matthew W.F. Smith
Schedule 6.5(c)                  Employment Agreement - Jeri Schilling Smith

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